Exhibit 10.1

SECOND AMENDMENT TO TERM LOAN AGREEMENT

Second AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of October 11, 2012 by and among HIGHWOODS PROPERTIES, INC., HIGHWOODS SERVICES, INC. and HIGHWOODS REALTY LIMITED PARTNERSHIP (each, a “Borrower,” together, the “Borrowers”), each of the Lenders party hereto, each Person becoming a Lender in connection herewith, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and certain other parties have entered into that certain Term Loan Agreement dated as of February 2, 2011 (as amended by that certain First Amendment to Term Loan Agreement dated as of July 27, 2011 and as in effect immediately prior to the date hereof, the “Term Loan Agreement”);

WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to amend certain provisions of the Term Loan Agreement on the terms and conditions contained herein; and

WHEREAS, as contemplated by Section 2.12 of the Term Loan Agreement, the Borrowers have requested certain Lenders to increase the principal amount of their Loans and certain Persons to become Lenders and make additional Loans to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Term Loan Agreement. The parties hereto agree that the Term Loan Agreement is amended as follows:

(a)The Term Loan Agreement is amended by restating the definitions of “Acquired Properties”, “Aggregate Commitments”, “Annualized Adjusted NOI”, “Applicable Rate” and “Interest Payment Date” in Section 1.01 thereof as follows:

“Acquired Properties” means, at any time, all Properties acquired by the Subject Parties within the previous twelve (12) calendar months from any third party entity through an arms-length transaction.

“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments on the Second Amendment Date shall be $235,000,000.

“Annualized Adjusted NOI” means (a) for each Property owned for twenty-four (24) months or more, Adjusted NOI for such Property for the immediately preceding twelve (12) month period; and (b) for each Property owned for a period of less than twenty-four (24) months and for each Property formerly qualifying as a Non-Income Producing Property (other than an Acquired Property) that has been an Income-Producing Property for less than twelve (12) months, Adjusted NOI for such Property calculated by annualizing from the date such Property became an Income-Producing Property to date Adjusted NOI for such Property and adjusting (through appropriate pro-rating, removal or other correction) for all annual or one-time lump sum payments or expenses with respect to the Property or for any

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extraordinary income or expense items with respect to such Property; provided, that all amounts included in the above calculations with respect to Properties owned by Unconsolidated Affiliates (and not otherwise adjusted for interests in Unconsolidated Affiliates) shall be adjusted to include only that portion of such amounts attributable to Unconsolidated Affiliate Interests.

“Applicable Rate” means, for any day, subject to adjustment as provided in the penultimate paragraph of this definition, the rate per annum set forth below opposite the applicable Credit Rating then in effect (a) in the case of an Extending Lender in the column titled “Applicable Rate for Extending Lenders” and (b) in the case of a Non-Extending Lender in the column titled “Applicable Rate for Non-Extending Lenders”:

Pricing Level	Credit Rating	Applicable Rate for Extending Lenders	Applicable Rate for Non-Extending Lenders
I	BBB+/ Baa1 or higher	1.2%	1.8%
II	BBB/ Baa2	1.35%	2%
III	BBB-/ Baa3	1.65%	2.2%
IV	Lower than BBB-/Baa3	2.05%	2.95%

The Applicable Rate shall be adjusted as of the first day of the first calendar month immediately following any change in the Credit Rating. The Principal Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in the Credit Rating.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the first (1st) Business Day of each calendar month; (c) as to a Loan owing to a Non-Extending Lender, the Maturity Date; and (d) as to a Loan owing to an Extending Lender, the Extended Maturity Date.

(b)The Term Loan Agreement is amended by adding the following definitions to Section 1.01 thereof in the appropriate alphabetical location:

“Extended Maturity Date” has the meaning specified in Section 2.11(a).

“Extending Lender” means a financial institution party hereto as a “Lender” holding a Loan that matures on the Extended Maturity Date, together with its respective successors and permitted assigns. The Extending Lenders as of the Second Amendment Date, together with the outstanding principal amount of their respective Loans, are identified as such on Schedule 2.01.

“Non-Extending Lender” means a financial institution party hereto as a “Lender” holding a Loan that matures on the Maturity Date, together with its respective successors and permitted assigns. The Non-Extending Lenders as of the Second Amendment Date, together with the outstanding principal amount of their respective Loans, are identified as such on Schedule 2.01.

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“Second Amendment Date” means October 11, 2012.

(c)The Term Loan Agreement is amended by restating clause (iii) of the proviso in the definition of “Interest Period” in its entirety as follows:

(iii)    no Interest Period for a Loan owing to a Non-Extending Lender shall extend beyond the Maturity Date and no Interest Period for a Loan owing to an Extending Lender shall extend beyond the Extended Maturity Date.

(d)The Term Loan Agreement is amended by restating Section 2.03 thereof in its entirety as follows:

2.03    Prepayments.

(a)    Generally. Except as otherwise provided in the immediately following subsection and subject to Section 3.05, the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and, except in the case of a prepayment pursuant to subsection (c) of this Section, of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice, together with any amount due under the immediately following subsection (b), shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages, except for prepayments pursuant to subsection (c) of this Section, which shall be applied to the Loans of the Non-Extending Lenders pro rata in accordance with the respective principal amount of such Loans owing to the Non-Extending Lenders.

(b)    Prepayment Premium. During the periods set forth below, the Borrowers may only prepay the Loans owing to the Non-Extending Lenders, in whole or in part, at the prices (expressed as percentages of principal amount of the Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of prepayment:

Period	Percentage
Closing Date to and including February 24, 2012	103%
February 25, 2012 to and including February 24, 2013	101.5%
All times after February 24, 2013	100%

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The Borrowers acknowledge and agree that the amount payable by them under this Section in connection with the prepayment of the Loans owing to the Non-Extending Lenders is a reasonable calculation of the Non-Extending Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of such Loans.

(c)    Prepayment of Certain Loans. The Borrowers shall, on February 25, 2013, cause all outstanding principal and interest on the Loans, all fees, costs, expenses and other Obligations then due and owing to the Non-Extending Lenders under the Loan Documents to be paid in full. The Borrowers shall not be required to provide notice of such prepayment. The Extending Lenders consent to such prepayment of the Loans and other Obligations owing to the Non-Extending Lenders and waive any requirement under Section 2.9(a) that any such prepayment be distributed to the Lenders in accordance with their Applicable Percentages, so long as no Default or Event of Default exists. Upon payment in full of such Loans and other Obligations, the Non-Extending Lenders shall cease to be parties to this Agreement; provided that the Non-Extending Lenders shall continue to have the benefit of, and be bound by, any provision contained in any Loan Document which by its express terms survives the termination of such Loan Document or the repayment of the Obligations.

(e)The Term Loan Agreement is amended by restating Section 2.04 thereof in its entirety as follows:

2.04    Repayment of Loans.

In accordance with Section 2.11 hereof, the Borrowers shall repay (a) on the Maturity Date the outstanding aggregate principal amount of Loans owing to the Non-Extending Lenders and (b) on the Extended Maturity Date the outstanding aggregate principal amount of Loans owing to the Extending Lenders.

(f)The Term Loan Agreement is amended by restating Section 2.05(c) thereof in its entirety as follows:

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Each payment of interest on the Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the Lenders. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g)The Term Loan Agreement is amended by restating Section 2.11(a) thereof in its entirety as follows:

(a)    Maturity Date. Subject to the provisions of clause (b) of this Section 2.11, the Borrowers shall, on (i) February 24, 2016 (the “Maturity Date”), cause all outstanding principal and interest on the Loans owing to the Non-Extending Lenders, and all fees, costs, expenses and other Obligations then due and owing to the Non-Extending Lenders to be paid in full and (ii) January 12, 2018 (the “Extended Maturity Date”), cause the Obligations

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(including, without limitation, all outstanding principal and interest on the Loans and all fees, costs and expenses due and owing under the Loan Documents) to be paid in full.

(h)The Term Loan Agreement is amended by restating the first two sentences of Section 2.12 thereof in their entirety as follows:

The Borrowers shall have the right at any time and from time to time during the period beginning on the Closing Date to but excluding the date 90 days prior to the Extended Maturity Date to request additional Loans (which must mature on the Extended Maturity Date) by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Loans shall not exceed $300,000,000. Each such increase in the Loans must be in an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof (or such other amounts as may be acceptable to the Administrative Agent and the Borrowers).

(i)The Term Loan Agreement is amended by deleting Schedule 2.01 attached thereto and replacing it with Schedule 2.01 attached hereto:

Section 2. Additional Loans.

(a)    As contemplated by Section 2.12 of the Term Loan Agreement, the Borrowers have requested each Lender whose Commitment set forth on Schedule 2.01 attached hereto exceeds the outstanding principal amount of such Lender's Loan immediately prior to the effectiveness of this Amendment (an “Increasing Lender”), to increase the principal amount of such Lender's Loan by the amount of such excess. Subject to the terms of this Amendment and the Term Loan Agreement (as amended by this Amendment), each Increasing Lender is willing to increase the principal amount of such Lender's Loan by the amount of such excess.

(b)    In addition, as contemplated by Section 2.12 of the Term Loan Agreement, the Borrowers have requested each Person identified as a Lender on Schedule 2.01 attached hereto who is not a Lender immediately prior to the effectiveness of this Amendment (a “New Lender”) to make a Loan to the Borrowers in a principal amount equal to the amount of such New Lender's Commitment set forth on Schedule 2.01 attached hereto. Subject to the terms of this Amendment and the Term Loan Agreement (as amended by this Amendment), each New Lender is willing to make such Loan.

(c)    Upon the effectiveness of this Amendment, each New Lender acknowledges and agrees that it shall be a Lender under the Term Loan Agreement and shall have all of the rights and obligations of a Lender under the Term Loan Agreement having a Loan in the amount of such New Lender's Commitment as set forth on Schedule 2.01 attached hereto, all as if such New Lender were an original Lender under and signatory to the Term Loan Agreement. Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (B) upon the effectiveness of this Amendment, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of its Loan, shall have the obligations of a Lender thereunder and (C) it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (ii) agrees that

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(x) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (y) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)    Each Increasing Lender and each New Lender shall make available to the Administrative Agent for the account of the Borrowers at the Administrative Agent's Office in immediately available funds not later than 10:00 a.m. on the proposed effective date of this Amendment (i) in the case of an Increasing Lender, the amount of the increase in such Increasing Lender's Loan and (ii) in the case of a New Lender, the amount of the Loan to be made by such New Lender. Subject to fulfillment of all applicable conditions set forth herein and the conditions set forth in Section 2.12 of the Term Loan Agreement, the Administrative Agent shall make available to the Borrowers in the account specified in the Transfer Authorizer Designation Form, not later than 1:00 p.m. on the effective date of this Amendment, the proceeds of such amounts received by the Administrative Agent.

(e)    In connection with the increase of Loans (both as an increase of existing Loans and the making of new Loans) contemplated by this Amendment, the parties hereto waive any requirement under Section 2.12 of the Term Loan Agreement that: (i) the aggregate principal amount of such increase must be a specified amount; (ii) the Lenders receive prior notice of such increase or (iii) the Lenders be afforded the right to provide any amount of such increase prior to the Administrative Agent approaching other banks, financial institutions or other institutional lenders regarding providing any of such increase.

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a)    A counterpart of this Amendment duly executed by each of the Borrowers, the Administrative Agent and each of the Lenders;

(b)    A Guarantor Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor;

(c)    A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying that, since the Closing Date, there have been no changes to (i) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party;

(d)    A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying (i) all corporate and other necessary action taken by the Borrowers to authorize the borrowing of the additional loans made pursuant to Section 2 of this Amendment and (ii) all corporate and other necessary action taken by each Guarantor authorizing the guaranty of the additional loans made pursuant to Section 2 of this Amendment;

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(e)    A certificate of good standing (or certificate of similar meaning) with respect to each Borrower issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(f)    An opinion of counsel to the Borrowers and the Guarantors, and addressed to the Administrative Agent and the Lenders covening such matters as reasonably requested by the Administrative Agent;

(g)    Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4. Representations. Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

(a)    Authorization. Each of the Borrowers has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrowers and each of this Amendment and the Term Loan Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)    Compliance with Laws, etc. The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of this Amendment and the Term Loan Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approvals or violate any Applicable Laws relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the Borrower's articles of incorporation or by‑laws or any indenture, agreement or other instrument to which the Borrowers are a party or by which the Borrowers or any of their respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrowers other than Permitted Liens. The Borrowers and each of the Borrowers' Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 5. Reaffirmation of Representations by each of the Borrowers. Each Borrower hereby repeats and reaffirms all representations and warranties made by such Borrower to the Administrative Agent and the Lenders in the Term Loan Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

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Section 6. Certain References. Each reference to the Term Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Term Loan Agreement as amended by this Amendment.

Section 7. Obligations. Each Borrower confirms that all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, are “Obligations” under and as defined in the Term Loan Agreement; provided, however, that obligations in respect of any Swap Contract between any Loan Party and any Lender or any Affiliate of a Lender are not “Obligations” as defined in the Term Loan Agreement.

Section 8. Costs and Expenses. The Borrowers shall reimburse the Administrative Agent upon demand for all costs and expenses (including attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 9. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11. Effect. Except as expressly herein amended, the terms and conditions of the Term Loan Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Term Loan Agreement.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Term Loan Agreement to be executed as of the date first above written.

THE BORROWERS:

HIGHWOODS REALTY LIMITED PARTNERSHIP
By:    Highwoods Properties, Inc.
HIGHWOODS PROPERTIES, INC.
HIGHWOODS SERVICES, INC.

By:    /s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

THE ADMINISTRATIVE AGENT AND THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and individually in its capacity as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

BANK OF AMERICA, NA, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

UNION BANK, N.A., as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

FIFTH THIRD BANK, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

CAPITAL ONE, N.A., as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

ROYAL BANK OF CANADA, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

REGIONS BANK, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

[Signature Page to Second Amendment to Term Loan Agreement
with Highwoods Properties, Inc., et al.]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:        /s/ Authorized Signatory
Name:
Title:

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